EXHIBIT (23)

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the use in the Registration Statement on Form S-8 of Wausau Paper Mills Company, relating to the registration of 10,000 shares of its common stock, no par value, in connection with the Rhinelander Paper Company, Inc. Hourly Savings and Investment Plan, of our report dated September 19, 1995 which is incorporated by reference in the Registration Statement to Registrant's annual report on Form 10-K for the year ended August 31, 1995.



                              WIPFLI ULLRICH BERTELSON

                                                WIPFLI ULLRICH BERTELSON

 March 12, 1996
 Wausau, Wisconsin